Exhibit 99.3

AMENDMENT NO. 1 TO AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Amended and Restated Investor Rights Agreement (the “IRA”), dated as of March 1, 2006, by and between Helicos BioSciences Corporation, a Delaware corporation (the “Company”), and the Investors specified therein, is made and entered into as of November 16, 2010.  Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the IRA.

WHEREAS, the undersigned stockholders of the Company (the “Holders”) are holders of at least a majority in interest of the Restricted Stock held by Investors and at least a majority in voting power of the currently outstanding Registrable Shares held by Investors, and, consequently, pursuant to Sections 15(d) and 15(i) of the IRA, may, with the consent of the Company, which is indicated by the signature of its authorized signatory below, consent to an amendment of the IRA on behalf of all parties thereto granting further rights thereunder with respect to the Company’s registration of its securities under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, concurrently with the execution of this Amendment, the Company and certain of the Holders are entering into a Subordinated Secured Note Purchase Agreement (the “Purchase Agreement”) providing for the issuance and sale by the Company to such Holders of certain subordinated secured promissory notes (the “Notes”) that are convertible into equity securities of the Company under certain circumstances;

WHEREAS, the Holders that are parties to the Purchase Agreement would be unwilling to enter into the Purchase Agreement without also obtaining the further rights provided under this Amendment with respect to the Company’s registration under the Securities Act of its equity securities that may be issuable from time to time upon the conversion of the Notes;

WHEREAS, the Company desires to enter into the Purchase Agreement and the Company and each of the Holders believes that the Company’s entry into the Purchase Agreement is advisable and in the Company’s best interests;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Amendment to the IRA

(a)           The definition of “Registrable Shares” in Section 1 of the IRA is hereby deleted in its entirety and replaced with the following definition:

“Registrable Shares” shall mean (1) the Common Stock issuable upon conversion of the Preferred Stock, (2) any Common Stock issued or issuable (to the extent then determinable) upon the conversion of notes issued by the Company pursuant to that certain Subordinated Secured Note Purchase Agreement, dated as of November 16, 2010, by and among the Company and the Purchasers named therein, or upon the conversion of any other securities of the Company issued or issuable

(to the extent then determinable) pursuant to the conversion rights of such notes, (3) any Common Stock purchased by an Investor (or its permitted transferees) pursuant to Section 12 hereof (or Common Stock issuable with respect to other securities so purchased), (4) any Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the Preferred Stock or Common Stock described in clauses (1)-(3) of this sentence, (5) 540,556 shares of Common Stock issued to NewcoGen Group LLC upon the exercise of that certain warrant dated November 12, 2003, and (6) for the purposes of Section 5 only, Common Stock held by Stanley N. Lapidus and Stephen R. Quake.

2.             Remaining Provisions of the IRA.  Except as provided herein, each of the other provisions of the IRA shall remain in full force and effect.

3.             Entire Agreement.  The IRA, as supplemented and modified by this Amendment, together with the any other writings referred to in the IRA or delivered pursuant thereto which form a part thereof, contain the entire agreement among the parties with respect to the subject matter thereof and amend and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

4.             References.  Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the IRA to “this Agreement, “hereunder,” “hereof,” “herein” or words of like import, and each reference in the other documents entered into in connection with the IRA, shall mean and be a reference to the IRA, as amended hereby.

5.             Governing Law.  This Amendment shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

6.             Counterparts.  This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

[Signature pages follow]

2

EXECUTED as of the date first above written.

COMPANY:

HELICOS BIOSCIENCES CORPORATION

By:	/s/ Ivan Trifunovich
Name: Ivan Trifunovich
Title: President & Chief Executive Officer

HOLDERS:

NEWCOGEN GROUP LLC;
NEWCOGEN EQUITY INVESTORS LLC;
NEWCOGEN PE LLC;
NEWCOGEN ÉLAN LLC;
ST NEWCOGEN LLC;
NEWCOGEN LONG REIGN HOLDING LLC

Each by its Manager NewcoGen Group Inc.

By:	/s/ Noubar Afeyan
Name: Noubar Afeyan
Title: President

APPLIED GENOMIC TECHNOLOGY CAPITAL FUND, L.P.;
AGTC ADVISORS FUND, L.P.

Each by its General Partner, AGTC Partners, L.P.
By its General Partner, NewcoGen Group Inc.

By:	/s/ Noubar Afeyan
Name: Noubar Afeyan
Title: President

[Signature Page to IRA Amendment]

HOLDERS:

FLAGSHIP VENTURES FUND 2004, L.P.

By: Flagship Ventures General Partner LLC, its General Partner

By:	/s/ Noubar Afeyan
Name: Noubar Afeyan
Title: Manager

[Signature Page to IRA Amendment]

HOLDERS:

ATLAS VENTURE FUND VI, L.P.
ATLAS VENTURE ENTREPRENEURS’ FUND VI, L.P.

By:	Atlas Venture Associates VI, L.P.
Their General Partner
By:	Atlas Venture Associates VI, Inc.
Its General Partner

By:	/s/ Kristen Laguerre
Name: Kristen Laguerre
Title: Vice President

Notice Address:

25 First Street, Suite 303
Cambridge, MA 02141
Attention: General Counsel

ATLAS VENTURE FUND VI GMBH & CO. KG

By:	Atlas Venture Associates VI, L.P.
Its Managing Limited Partner
By:	Atlas Venture Associates VI, Inc.
Its General Partner

By:	/s/ Kristen Laguerre
Name: Kristen Laguerre
Title: Vice President

Notice Address:

25 First Street, Suite 303
Cambridge, MA 02141
Attention: General Counsel

[Signature Page to IRA Amendment]

HOLDERS:

ATLAS VENTURE FUND V, L.P.
ATLAS VENTURE ENTREPRENEURS’ FUND V, L.P.

By:	Atlas Venture Associates V, L.P.
Their General Partner
By:	Atlas Venture Associates V, Inc.
Its General Partner

By:	/s/ Kristen Laguerre
Name: Kristen Laguerre
Title: Vice President

Notice Address:

25 First Street, Suite 303
Cambridge, MA 02141
Attention: General Counsel

[Signature Page to IRA Amendment]